Exhibit 99.1

Jarden Corporation
Rachel Wilson
203-845-5300

Investor Relations: Allison Malkin
ICR, Inc.
203-682-8225

Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS FIRST QUARTER RESULTS

Net Sales of $1.7 Billion

Organic Net Sales Growth of 4.7%

Miami, FL, April 23, 2015 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter ended March 31, 2015.

For the quarter ended March 31, 2015:

•	Organic net sales grew 4.7% or $82.2 million in the first quarter 2015;

•	Reported net sales were $1.73 billion for the first quarter 2015 and $1.73 billion for the same period in 2014;

•	Reported gross margin was 28.9% for first quarter 2015, compared to 29.7% for the same period in 2014;

•	Net loss of $55.5 million for first quarter of 2015, compared to net income of $3.7 million for the same period in 2014;

•	Loss per share was $0.30 per diluted share for first quarter 2015, compared to earnings of $0.02 per diluted share for the same period in 2014;

•	Adjusted gross margin was 29.8% in the first quarter 2015, compared to 30.4% for the same period in 2014;

•	Adjusted net income was $11.0 million in the first quarter of 2015, compared to $25.7 million for the same period in 2014; and

•	Adjusted earnings per share were $0.06 per diluted share in the first quarter of 2015, compared to $0.13 per diluted share for the same period in 2014.

“We have started the year with a solid performance, including 4.7% organic growth, driven by product innovation and continued momentum across our business. We reported first quarter revenue equal to last year’s record results despite significant continued foreign exchange headwinds and delivered as adjusted earnings per share in-line with our 2015 plan and expectations,” said Martin E. Franklin, Executive Chairman.

James E. Lillie, Chief Executive Officer, commented, “We are pleased to report a positive start to the year with our organic sales momentum continuing in the first quarter. This quarter’s strong results reflect our 2014 inventory planning, which enabled us to muscle through the West Coast port issues. We believe that we are well positioned to deliver on our 2015 plan which includes organic sales growth in the 3-5% range and double digit adjusted earnings per share growth, on a currency neutral basis.” Mr. Lillie added, “As we enter our seasonally larger quarters, our teams remain focused on delivering a successful 2015, as well as delivering our long-term objectives.”

Effective March 31, 2015 the Company deconsolidated its businesses in Venezuela and recorded the charges related to this accounting change, which are detailed in the notes to this release.

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, April 23, 2015, to further discuss its first quarter results. To listen to the call by telephone, please dial 888-576-4398 (domestic) or 719-325-2244 (international) and provide passcode: 2060611. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 2060611 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, Millefiori®, NUK®, Pine Mountain®, Quickie®, Spontex®, Tigex® and Yankee Candle®; Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, Dalbello®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Shakespeare®, Squadra®, Stearns®, Stren®, Trilene®, Völkl®, and Zoot®; and Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rainbow®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®. Headquartered in Florida, Jarden ranks #356 on the Fortune 500 and has over 30,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	March 31, 2015			March 31, 2014
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)
Net sales	$1,731.5	$—	$1,731.5	$1,731.8	$—	$1,731.8
Cost of sales	1,231.0	(15.3)	1,215.7	1,217.4	(11.5)	1,205.9

Gross profit	500.5	15.3	515.8	514.4	11.5	525.9
	28.9%		29.8%	29.7%		30.4%
Selling, general and administrative expenses	528.7	(72.9)	455.8	450.9	(11.6)	439.3
	30.5%		26.3%	26.0%		25.4%
Restructuring costs, net	2.6	(2.6)	—	0.3	(0.3)	—

Operating earnings (loss)	(30.8)	90.8	60.0	63.2	23.4	86.6
Interest expense, net	52.9	(9.6)	43.3	54.0	(5.7)	48.3

Income (loss) before taxes	(83.7)	100.4	16.7	9.2	29.1	38.3
Income tax provision (benefit)	(28.2)	33.9	5.7	5.5	7.1	12.6

Net income (loss)	$(55.5)	$66.5	$11.0	$3.7	$22.0	$25.7

Earnings (loss) per share:
Basic	$(0.30)		$0.06	$0.02		$0.14
Diluted	$(0.30)		$0.06	$0.02		$0.13

Weighted average shares outstanding:
Basic	185.4		185.4	187.7		187.7
Diluted	185.4		193.7	193.2		193.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	March 31, 2015	March 31, 2014	December 31, 2014
Assets:
Cash and cash equivalents	$680.6	$1,306.2	$1,164.8
Accounts receivable, net	1,197.3	1,251.0	1,277.9
Inventories	1,720.9	1,585.4	1,504.7
Deferred taxes on income	202.9	194.4	166.2
Prepaid expenses and other current assets	179.7	157.5	204.4

Total current assets	3,981.4	4,494.5	4,318.0

Property, plant and equipment, net	798.1	854.8	849.9
Goodwill	2,873.3	2,632.4	2,880.2
Intangible assets, net	2,580.1	2,387.9	2,598.5
Other assets	147.1	158.6	152.7

Total assets	$10,380.0	$10,528.2	$10,799.3

Liabilities and stockholders’ equity:
Short-term debt and current portion of long-term debt	$536.9	$660.4	$594.9
Accounts payable	721.2	685.9	809.9
Accrued salaries, wages and employee benefits	163.3	168.8	195.1
Other current liabilities	389.9	457.1	477.3

Total current liabilities	1,811.3	1,972.2	2,077.2

Long-term debt	4,429.6	4,521.9	4,464.0
Deferred taxes on income	1,231.2	1,155.3	1,222.1
Other non-current liabilities	418.7	354.8	426.7

Total liabilities	7,890.8	8,004.2	8,190.0

Total stockholders’ equity	2,489.2	2,524.0	2,609.3

Total liabilities and stockholders’ equity	$10,380.0	$10,528.2	$10,799.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net income (loss)	$(55.5)	$3.7
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	47.5	45.6
Venezuela related charges	60.6	—
Stock-based compensation	38.9	34.9
Excess tax benefits from stock-based compensation	(19.8)	(33.3)
Other non-cash items	(0.3)	(7.0)
Changes in operating assets and liabilities, net effects from acquisitions:
Accounts receivable	53.6	(57.4)
Inventory	(255.6)	(175.6)
Accounts payable	(85.8)	23.0
Other current assets and liabilities	(104.2)	(92.0)

Net cash used in operating activities	(320.6)	(258.1)

Cash flows from financing activities:
Net change in short-term debt	(60.2)	(5.5)
Proceeds from issuance of long-term debt	2.0	690.2
Payments on long-term debt	(12.2)	(30.1)
Issuance (repurchase) of common stock, net	(34.6)	(193.9)
Excess tax benefits from stock-based compensation	19.8	33.3
Debt issue costs	—	(16.0)
Other	(0.4)	(1.6)

Net cash provided by (used in) financing activities	(85.6)	476.4

Cash flows from investing activities:
Additions to property, plant and equipment	(48.1)	(41.1)
Acquisition of businesses, net of cash acquired	(33.2)	—
Other	39.9	3.3

Net cash used in investing activities	(41.4)	(37.8)

Effect of exchange rate changes on cash and cash equivalents	(36.6)	(2.8)

Net increase (decrease) in cash and cash equivalents	(484.2)	177.7
Cash and cash equivalents at beginning of period	1,164.8	1,128.5

Cash and cash equivalents at end of period	$680.6	$1,306.2

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended March 31, 2015
Net sales	$645.3	$379.2	$624.9	$104.1	$(22.0)	$1,731.5	$—	$1,731.5

Segment earnings (loss)	$74.6	$30.1	$40.4	$11.3	$—	$156.4	$(57.4)	$99.0

Adjustments to reconcile to reported operating earnings (loss):
Restructuring costs, net	(0.6)	—	—	—	—	(0.6)	(2.0)	(2.6)
Acquisition-related and other costs	(4.4)	(4.7)	(8.2)	—	—	(17.3)	(1.8)	(19.1)
Venezuela related charges (b)	—	—	—	—	—	—	(60.6)	(60.6)
Depreciation and amortization	(20.5)	(9.7)	(13.1)	(2.8)	—	(46.1)	(1.4)	(47.5)

Operating earnings (loss)	$49.1	$15.7	$19.1	$8.5	$—	$92.4	$(123.2)	$(30.8)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended March 31, 2014
Net sales	$621.8	$344.0	$684.1	$102.3	$(20.4)	$1,731.8	$—	$1,731.8

Segment earnings (loss)	$75.0	$36.5	$55.3	$12.3	$—	$179.1	$(52.8)	$126.3

Adjustments to reconcile to reported operating earnings (loss):
Restructuring costs, net	—	(0.3)	—	—	—	(0.3)	—	(0.3)
Acquisition-related and other costs	(5.0)	(3.0)	(5.2)	—	—	(13.2)	—	(13.2)
Venezuela related charges (b)	—	—	—	—	—	—	(4.0)	(4.0)
Depreciation and amortization	(20.0)	(7.7)	(13.8)	(2.8)	—	(44.3)	(1.3)	(45.6)

Operating earnings (loss)	$50.0	$25.5	$36.3	$9.5	$—	$121.3	$(58.1)	$63.2

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Venezuela non-cash impairment, balance sheet remeasurement and deconsolidation charges in 2015 and foreign exchange losses on Venezuela cash conversion in 2014.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters ended March 31, 2015 and 2014.

For the quarter ended March 31, 2015, adjustments to net loss included $60.6 million of Venezuela related charges, consisting of a non-cash impairment charge related to fixed assets, balance sheet remeasurement charges, and loss on deconsolidation; $19.1 million of costs primarily associated with European distribution realignment, rationalization of manufacturing facilities, Venezuela inventory write-down, and acquisition-related and other costs; $8.5 million of amortization of acquired intangible assets; $2.6 million of restructuring costs associated with lease exit costs; and $9.6 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net loss for the quarter ended March 31, 2015 is the tax provision adjustment of $33.9 million, which reflects the normalization of the adjusted results to the Company’s 2015 estimated 34% effective tax rate.

For the quarter ended March 31, 2014, adjustments to net income included $0.3 million of restructuring costs primarily associated with international operations; $13.2 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities; $4.0 million of Venezuela foreign exchange losses on cash conversion; $5.9 million of amortization of acquired intangible assets; and $5.7 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended March 31, 2014 is the tax provision adjustment of $7.1 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 33% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter ended March 31, 2015:

	Quarter ended
	March 31, 2015
Reconciliation of Non-GAAP measure
Net sales decrease	$(0.3)	—
Foreign exchange impacts	92.3	5.3%
(Acquisitions) exited businesses, net	(9.8)	(0.6)%

Organic net sales growth	$82.2	4.7%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, non-cash impairment charges of goodwill, intangibles and other assets, adjustments relating to certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela related charges (deconsolidation, hyperinflationary and foreign exchange-related charges), non-cash stock-based compensation costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted selling, general and administrative expenses (SG&A) margin is calculated by dividing adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Adjusted gross margins:

	Quarters ended
	March 31, 2015	March 31, 2014	Increase/ (Decrease)
Gross margins as reported	28.9%	29.7%	(0.8)%
Acquisition-related and other costs, net	0.9%	0.7%	0.2%

Adjusted gross margins	29.8%	30.4%	(0.6)%

Adjusted selling, general administrative costs as a percent of sales:
	Quarters ended
	March 31, 2015	March 31, 2014	Increase/ (Decrease)
Reported selling, general and administrative cost as a percent of sales	30.5%	26.0%	4.5%
Acquisition-related and other costs, net	(0.2)%	(0.1)%	(0.1)%
Venezuela related charges	(3.5)%	(0.2)%	(3.3)%
Amortization of acquired intangibles	(0.5)%	(0.3)%	(0.2)%

Adjusted selling, general and administrative costs as a percent of sales	26.3%	25.4%	0.9%

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